Exhibit 99.2

EXECUTION COPY

AMENDMENT TO EMPLOYMENT AGREEMENT
     This AMENDMENT (this “Amendment”) is entered into as of this 29 day of May, 2008 (the “Amendment Effective Date”), by and between Conexant Systems, Inc., a Delaware corporation (the “Company”), and Mark Peterson (the “Executive”).
     WHEREAS, the parties hereto previously entered into an employment agreement dated as of February 18, 2008 (the “Employment Agreement”); and
     WHEREAS, the parties hereto wish to amend the Employment Agreement in accordance with the terms set forth herein;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1.   A new Section 5(b)(iii) is hereby added to the Employment Agreement to read as follows:
     “(iii) Within thirty (30) days following the Amendment Effective Date (as that term is defined in the amendment to this Agreement dated May 29, 2008), the Company will pay to the Executive a retention bonus in the gross amount (subject to applicable withholdings) of $400,000 (the “Retention Bonus”). Once paid to the Executive, the Retention Bonus will not be considered to be earned by the Executive unless he remains actively employed by the Company through the 18-month anniversary of the Amendment Effective Date (the “Vesting Date”). In the event that the Executive is involuntarily terminated by the Company for Cause, or if the Executive resigns from his employment with the Company other than for Cause, on or before the Vesting Date, then the Executive will be required to pay back to the Company within thirty (30) days following his Date of Termination any portion of the Retention Bonus actually received by him, or if the Retention Bonus has not been paid to the Executive by such Date of Termination, then the Company will not be obligated to make such payment. If the Executive is involuntarily terminated by the Company for a reason other than Cause, or if the Executive resigns from his employment with the Company for Good Reason (as defined in Section 23 of the Employment Agreement), on or before the Vesting Date, then the Executive will be deemed to have fully earned the Retention Bonus.”

     2.   Section 9(e)(i) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
     “(i) payment by the Company to the Executive of a cash lump sum equal to:
(A)	any accrued but unpaid Base Salary through the Date of Termination and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of Termination; and

(B)	subject to Section 22(a), $150,000.”
     3.   Clause (ii) in the definition of “Cause” contained in Section 23 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“(ii) the Executive’s substantial and repeated failure to perform the duties of the office(s) held by the Executive, as reasonably directed by the Board or the Chief Executive Officer of the Company, if such failure is not cured within thirty (30) days after the Executive receives written notice thereof;”
     4.   Continued Validity of the Employment Agreement. Except as amended and superseded by this Amendment, the Employment Agreement will remain in full force and effect, will continue to bind the parties hereto, and will continue to govern the terms and conditions of the Executive’s continued employment with the Company. To the extent that the terms of this Amendment conflict or are inconsistent with the terms of the Employment Agreement, the terms of this Amendment will govern.
     5.   Entire Agreement. This Amendment and the Employment Agreement, to the extent not amended and superseded by this Amendment, constitute the entire agreement between the parties hereto respecting the employment of the Executive with the Company (the “Entire Agreement”). There being no representations, warranties, or commitments between the parties hereto except as set forth in the Entire Agreement, the Entire Agreement replaces and supersedes any other employment agreement or arrangement, oral or written, between the Executive and the Company or any of its Affiliates or predecessors.
     6.   Amendment Effective Date. This Amendment will become binding once both parties hereto have executed this Amendment. Once executed, this Amendment will be effective as of the Amendment Effective Date.

     7.   Governing Law. This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, will be governed by and construed in accordance with the laws of the State of California (but not including the choice of law rules thereof).
     8.   Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts when taken together shall constitute one and the same original.
     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first written above.

CONEXANT SYSTEMS, INC.
By:	/s/ Michael Visney
Name: Michael Visney
Title: Senior Vice President —Human Resources

MARK PETERSON

/s/ Mark Peterson
Date May 29, 2008

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